UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

MAN SHING AGRICULTURAL HOLDINGS, INC.
(F/K/A MONTGOMERY REAL ESTATE SERVICE, INC.)
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53146	88-0450667
(State or other jurisdiction of inCompany)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1005, 10/F, Tower B
Hunghom Commercial Centre
37 Ma Tau Wai Road, Hunghom
Kowloon, Hong Kong
(Registrant’s Address)

Registrant’s telephone number, including area code: (86) 536-4644888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

MAN SHING AGRICULTURAL HOLDINGS, INC.
(F/K/A MONTGOMERY REAL ESTATE SERVICE, INC.)

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENT

Item 1.01                   Entry into a Material Definitive Agreement                                                                                                                                                                                                 3

Item 2.01                   Completion of Acquisition or Disposition of Assets                                                                                                                                                                                  3

                     Plan of Exchange                                                                                                                                                                                                                                             3

                     Description of Montgomery Real Estate Service, Inc. Business                                                                                                                                                                3

      Description of Hero Capital Profits Limited Business                                                                                                                                                                               4

                     Management’s Discussion and Analysis or Plan of Operations                                                                                                                                                                  5

                     Risk Factors                                                                                                                                                                                                                                                     6

                     Security Ownership of Certain Beneficial Owners and Management                                                                                                                                                        9

                     Directors and Executive Officers                                                                                                                                                                                                                 10

                     Executive Compensation                                                                                                                                                                                                                               11

                    Certain Relationships and Related Transactions                                                                                                                                                                                          11

                     Description of Securities                                                                                                                                                                                                                              12

Item 3.02                   Unregistered Sales of Equity Securities                                                                                                                                                                                                       14

Item 5.01                   Changes in Control of Registrant                                                                                                                                                                                                                  14

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers 14

Item 5.03	Change In Fiscal Year 14

Item 5.06                  Change in Shell Company Status                                                                                                                                                                                                                     14

Item 9.01                  Financial Statements and Exhibits                                                                                                                                                                                                                   14

Item 1.01                      Entry into a Material Definitive Agreement

As of August 20, 2009, Man Shing Agricultural Holdings, Inc. (F/K/A Montgomery Real Estate Service, Inc.) a Nevada corporation (including its successors and assigns, “MSAH” or “Registrant” or “Company”); Hero Capital Profits Limited, a company organized and existing under the laws of the British Virgin Islands (including its successors and assigns “HCP”), Weifang Xinsheng Food Co., Ltd., a company organized and existing under the laws of the People’s Republic of China (“Xinsheng”), and the shareholders of Xinsheng (the “Xinsheng Shareholders”) entered into a Plan of Exchange (the “POE” or “Agreement”) for the 100% acquisition of HCP by MSAH.

The terms and conditions of the POE is discussed further in Item 2.01 of this Current Report on Form 8-K.

The POE is attached hereto as Exhibit 10.1.

Item 2.01                      Completion of Acquisition or Disposition of Assets

Plan of Exchange

The POE was executed on August 20, 2009 by and among MSAH, HCP, and Xinsheng. According to the Agreement, the capital of MSAH consists of 175,000,000 authorized shares of Common Stock, par value $.001, of which 201,962 were issued and outstanding at the time of signing. The capital of HCP consists of 50,000 authorized Ordinary Shares, par value $1.00, of which 1 share is currently issued and outstanding.

Under the terms of the POE, MSAH shall acquire one hundred percent (100%) of the issued and outstanding share capital of HCP from the HCP Shareholders in exchange for a new issuance 32,800,000 shares of common stock of MSAH and the simultaneous transfer of 3,535,000 shares of MSAH Preferred Stock to the HCP shareholders, held in the name of the Northeast Nominee Trust (Duane Bennett, President of MSAH as trustee).

The POE states that HCP and MSAH shall have secured shareholder approval for this transaction, if required, in accordance with the laws of its place of incorporation and its constituent documents and the board of directors of each of HCP and MSAH shall have approved the transaction and the Agreement, in accordance with the laws of its place of incorporation and its constituent documents. Each party shall have furnished to the other party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction. If either party determines that there is a reason not to complete the POE as a result of their due diligence examination, then they must give written notice to the other party prior to the expiration of the due diligence examination period. Subsequent to closing of the POE, MSAH shall beneficially own 100% of the issued and outstanding shares of HCP.  Immediately upon the Closing date (as defined in the POE), MSAH shall issue to the HCP shareholders 32,800,000 new investment shares of MSAH Common Stock and simultaneously transfer 3,535,000 shares of MSAH Preferred Stock to the HCP shareholders, held in the name of the Northeast Nominee Trust (Duane Bennett, President of MSAH as trustee), in exchange for 100% of the capital stock of HCP, which will give the HCP shareholders an interest in MSAH representing 99.38% of the issued and outstanding shares, after closing. MSAH and HCP shall reorganize, such that MSAH shall acquire 100% the capital stock of HCP, and HCP shall become a wholly-owned subsidiary of MSAH. Within 60 days upon the effective date of the Plan, MSAH shall issue 32,800,000 new investment shares of Common Stock of MSAH to the HCP shareholders. Xinsheng is currently a wholly-owned subsidiary of HCP and after the post share exchange, Xinsheng will become a wholly-owned indirect subsidiary of MSAH operating under the name “Weifang Xinsheng Food Co., Ltd.” a Company organized and existing under the laws of the People’s Republic of China.

Description of MRSV Business

We were incorporated on February 8, 2000 under the laws of the State of Nevada.  From the beginning of 2003 until December 31, 2007 we had no operations and no assets.  We were a dormant company with no revenues.  Subsequent to December 31, 2007 we began operating in the real estate industry and engaged in the business of buying, selling, renting, and improving real estate. Over the last year we have been engaged in buying and selling real estate and managing new rental property.

During 2008 we owned 100% of the common stock of a company called Front Street First Corp., which, in turn, owned property in Chicopee, Massachusetts, near Springfield in western Massachusetts at 472 Front Street. Specifically, we owned a three-story house that consisted of six units and generated revenues by rentals on units.  During 2008 we sold this property and acquired a new property in Chicopee, Massachusetts near Springfield in western Massachusetts at 68-70 Cochran Street.  We owned this property through our 100% stock ownership in Phillips Real Estate Services, Inc. which owns 68-70 Cochran Street.

THE BUILDING AT 472 FRONT STREET

On December 31, 2007, we acquired 100% of the common stock of Front Street First Corp., which in turn, owns 100% of a three-story apartment house, with six units in central downtown Chicopee, Massachusetts at 472 Front Street, which the board of directors had identified as an acceptable business opportunity.

As of October 29, 2008, we had six lease agreements in place for the 472 Front Street Building. The leases were managed by Lessard Property Management, Inc. on our behalf, and the monthly amounts due under the leases, totaled $4,465 per month according to the rent roll.  Lessard Property Management had a contract with us to manage the 472 Front Street lease, and their fee for doing so was 8% of the collected rent, or $150 per project, whichever is greater.

On December 18, 2008, we sold the property at 472 Front Street in Chicopee, MA to Moose Creek Realty, LLC of 90 Maple Street, South Hampton, MA 01073 in the amount of $275,123.  As a result all contractual arrangements with Lessard Property Management for the management and rental of 472 Front Street were cancelled.

THE BUILDING AT 68-70 COCHRAN STREET

On October 29, 2008 the Registrant entered into a Stock Purchase Agreement between Pablo Torres majority shareholder of Phillips Real Estate Services, Inc. (“Seller”) and Montgomery Real Estate Service, Inc. (“Buyer”).

Pursuant to the Stock Purchase Agreement dated October 29th, Pablo Torres sold 20,000,000 shares of Phillips Real Estate Services, Inc. (“Phillips”) to the Registrant in exchange for 250,000 shares (two hundred fifty thousand) of Montgomery Real Estate Services Inc. (“Buyer”) and $5,000 giving the Buyer majority control of 100% of Phillips which in turn owns the property located at 68-70 Cochran Street in Chicopee, Massachusetts (“Property”). At the same time the Seller transferred the rights and obligations under the Residential Property Management Agreement to the Buyer and Philips became a wholly owned subsidiary of the Buyer.

The 68-70 Cochran Street, Chicopee, Massachusetts property consists of 4 rental units. Of which the accumulated rent received from all 4 units is approximately $2,575 a month.

Subsequent to the POE, the Registrant will no longer be engaged in the business of buying and selling real estate.

Description of Hero Capital Profits Limited Business

Hero Capital Profits Limited was incorporated in the British Virgin Islands under the BVI Business Companies Act on March 26, 2002. HCP serves as the parent company of Weifang Xinsheng Food Co., Ltd. (“Xinsheng”), a Company organized and existing under the laws of the Peoples’ Republic of China. Xinsheng is a wholly owned foreign enterprise established in 1998. It is located in Linghe Town, Anqiu City, Shandong Province, PRC and was originally formed as joint venture between a Japanese shareholder and our President Mr. Liu.  On January 20, 2006 the interest in Xinsheng  was transferred to HCP in exchange for a cash payment to the shareholders proportionate to their ownership interest.

Xinsheng’s major business focuses on the production and processing of fresh vegetables, including ginger, onion, garlic and leek. Xinsheng strives to provide high quality products to their customers. Xinsheng has 110,000 square meters of factor space and utilizes 3.335 million square meters of farm land, which is one of the largest ginger farm lands in the region. Xinsheng is ISO9002 compliant and meets HACCP food safety standards. All of Xinsheng’s farm land has been certified by the Organic Crop Improvement Association and have met the Japan Agricultural Standards for production of organic foods. Xinsheng’s processing factory has also met the requirement of the British Retail Consortium Global Food Standard and the TESCO, a UK supermarket, food safety standards. Under Xinsheng’s close monitoring and supervision program, they believe they can ensure that all products produced are in compliance with food safety standards from around the world.

According to a statistical survey published by the United Nation Food and Agriculture Organization in June 2008, China produced around 285,000 tons of ginger in 2007 of which around 150,000 tons were exported.

In 2008 and thus far in 2009, Xinsheng has produced 26,000 tons, which equals around one-tenth of total China production and one-sixth of total China export (based on the 2007 numbers).

Our Products

Fresh Vegetables
Ginger                                                      Burdock
Onion                                                       Leeks
Peeled Garlic

Frozen Vegetables
Peeled Ginger                                         Diced Garlic
Diced Ginger                                           Garlic Puree
Ginger Puree Cubes                                Garlic Puree Cubes
Ginger Puree                                            Diced Onion
Ginger Slice                                             Peeled Garlic

Our customers

After years of building up its reputation, Xinsheng has earned trust from customers around the world. Our customers include one of the world’s largest chain supermarkets in Europe and a substantial ingredient producer in Japan. Our customers are based all over the world including the UK and North America.

Our social responsibility
As an agent of social and economic development, we realize the importance of sustaining village development. We hire and train the local workforce hoping to help raise the overall level of community prosperity.

Competition

We compete primarily with other farms in the Anqui district where we have over 3.335 million square meters of farm land:

Anqiu Food Export Trading Co., Ltd
This company has around 1.13 million square meters of farmland and grows asparagus, strawberries and peanuts. They not only produce these vegetables but also poultry-related products such as chicken and beef.  Their estimated annual revenue is around RMB200 million. Their major markets are North America, the European Union and Japan. They exported around 800 tons of ginger in 2008, around 0.5% of China’s total export share (based on 2007 numbers).

Anqiu Fuhua Food Co., Ltd
This is a Japanese-owned company. They have around 1.03 million square meters of farmland that grows ginger, carrots and cabbage. Their products include dehydrated vegetables, preserved ginger and vegetable juice. Their estimated annual revenue is around RMB120 million. All of their products are exported to Japan. They exported around 2,000 tons of ginger in 2008, around 1.3% of China’s total export share (based on 2007 numbers).

Anqiu Dadi Food Co., Ltd.
This company has around 0.6 million square meters of farmland and grows ginger, carrots and garlic. Their major products are fresh ginger, dice carrots and mesh garlic with estimated annual turnover of RMB20 million. Their major markets are Korea and Japan. They exported around 2,000 tons of ginger in 2008, around 1.3% of China’s total export share (based on 2007 numbers).

Anqiu Huanghe Food Co., Ltd.
This is a Japanese-owned company with around 0.53 million square meters of farmland. They grow ginger and other types of vegetables. All of their products are exported back to their holding company in Japan. Their major products include preserved ginger, vegetables and seasoning agents. They exported around 3,000 tons of ginger in 2008, around 2% of China’s total export share (based on 2007 numbers).

Competitive Advantages

Our major competitive advantage is that we have over 3.335 million square meters of farmland with annual turnover of over USD11 million (RMB75 million). We export 26,000 tons of ginger, around 17% of China’s total export share. Other competitive advantages include:

•	Small local producers are unable to meet the strict export requirements but Xinsheng can meet those requirements;
•	Overseas customers are willing to pay a high premium to obtain a safety assurance from us;
•	Relatively low labour cost in China as compared to other developing countries;
•	The Company is situated in Weifang, a major farming region based in Shandong province, China;
•	Local governments have made inspections stricter and have recently rejected sub-standard exporters but Xinsheng complies with the highest safety standards;
•	Local governments have tightened the export license renewal procedures on local producers;
•	The current market and stricter government regulation will allow responsible producers, like Xinsheng to develop at a faster rate; and
•	The demand for China’s frozen vegetables remains strong, thus Xinsheng’s demand remains strong

Growth Strategy

To satisfy our customers' growing demand, Xinsheng plans to expand farmland from the existing 3.335 million square meters to 8.67 million square meters over the next few years.

The current market size is estimated over US$1 billion turnover and around 30% - 40% growth rate per annum. Xinsheng aims to be the largest exporter in China and is determined to capture over 50% of China’s export market shares. The market tends to prefer a more organic and healthy product. Xinsheng therefore is keen to increase its share of sales in this product mix. Our Short-term opportunity is to increase production capacity to satisfy customer’s demand. Our Long-term opportunity is to make efficient use of China’s resources of low cost labour and operating costs to increase market share.

Existing Facilities and Property Owned

Presently, Xinsheng operates out of a 110,000 square meters factory and utilizes 3.335 million square meters of farm land. The factory and farm land are located in Linghe Town, Anqiu City, Shandong Province, PRC.  The lease agreement and farm undertaking agreements are attached as Exhibit 10.2 and 10.3.

Intellectual Property

Xinsheng has no patents, copyrights, or registered trademarks.

Customers

Xinsheng’s sales do revolve around a few major customers. The following table depicts our top five customers and ther percentage of current sales for the year 2009.

Top 5 customers for the year 2009
(Total sales revenue as per our audited report: US$11,404,328)

Customers		Revenues
1. Lee Mas Ahiro Qingdao Int'l Co., Ltd		US$	3,116,065	27%
2. Qingdao Wo International Trading Co., Ltd		US$	2,360,222	21%
3. Shandong Tongtai International Trading Ltd		US$	1,562,463	14%
4. JDM Ingredients Limited		US$	1,198,702	10%
5. Dalin Anda Import & Export Co., Ltd		US$	871,637	8%
	Total:	US$	9,109,089	80%

Geographic Segmentation of our Customer base:

Market	% of revenue contribution
Japan	35%
UK	30%
China	15%
Netherlands	5%
Vietnam	5%
US	10%
Total	100%

Regulation

There is no specific law and regulation governing the industry which Xinsheng performs in.

Legal Proceedings

The Company is not aware of any significant pending legal proceedings against it.

Employees

Xinsheng:

Department                                           Number of Employees Within Department
Finance                                        4
Administration                            6
Sales                                           13
Production                                 46
Total                                           69

HCP:

Currently HCP has no significant employees.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, MSAH’ ability to raise additional capital to finance its activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Agreement; the future trading of the common stock of MSAH; the ability of MSAH to operate as a public company; its ability to protect its proprietary information; general economic and business conditions; the volatility of its operating results and financial condition; its ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in its filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to MSAH that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. MSAH has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. MSAH does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

The MD&A discussion set forth below is based on the audited financial statements of HCP as of June 30, 2009 and 2008 and the related statements of operations, shareholders' equity and cash flows for years ending June 30, 2009 and 2008. A copy of these financial statements is attached as Exhibit 99.1 hereto.

For the Years Ended June 30, 2009 and 2008

Sales:	$11,404,328	$3,002,468
Cost of Goods Sold:	$7,998,951	$2,331,488
Operating Expenses:	$701,356	$184,234
Income from Operations:	$2,704,022	$486,745
Other Income:	$40,478	$32,936
Income Taxes:	$0	$0
Net Income:	$2,744,500	$519,682
Other Comprehensive Income:	$5,941	$101,958
Total Comprehensive Income:	$2,750,441	$621,640

Results of Operations for the years ended June 30, 2009 and 2008

The following discussion should be read in conjunction with the audited financial statements included in this report and is qualified in its entirety by the foregoing.

Revenues (for the years ended June 30, 2009 and 2008).

Net revenues were $11,404,328 and $3,002,468 for the years ended June 30, 2009 and 2008, respectively. The sales revenues were due primarily to the sales of our frozen and fresh vegetables. The increase in revenues was due to our expanding business, our marketing strategy, our customer loyalty, and the quality of our product and service.

Cost of Sales (for the years ended June 30, 2009 and 2008).

Cost of sales primarily includes cost of sales to harvest and maintain our vegetables. During the year ended June 30, 2009, we had cost of revenues of $7,998,951, or approximately 70.13% of revenues, versus cost of revenues of $2,331,448, or approximately 77.65% of revenues for the year ended June 30, 2008. The cost of sales as a percentage of revenue decreased due the large increase in sales and the more efficient use of supplies.

Expenses (for the years ended June 30, 2009 and 2008).

Operating expenses for the year ended June 30, 2009 were $701,356 compared to operating expenses of $184,234 for the year ended June 30, 2008. The increase in operating expenses was due to the increase in the sales and marketing expenses of $330,149, additionally increased by the increase in general and administrative expenses of $186,973.

Income Taxes (for the years ended June 30, 2009 and 2008).

We had an income tax expense in the amount of $0 and $0 for the years ended June 30, 2009 and 2008, respectively.

Income/Losses (for the years ended June 30, 2009 and 2008).

We had a net income of $2,744,500 and $519,682 for the years ended June 30, 2009 and 2008, respectively. The net income in these periods was due primarily to sales of our fresh and froze vegetables. Our net income is a function of revenues, cost of sales and other expenses as described above. The increase in net income is attributable to our expanding business, our marketing strategy, our customer loyalty, and the quality of our product and service.

Impact of Inflation.

We believe that inflation has had a negligible effect on operations. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

As of June 30, 2009 and 2008, cash and cash equivalents totaled $86,408  and $136,219, respectively.

The working capital for the years ended June 30, 2009 and 2008 amounted to $3,567,393 and 1,166,401, respectively. Net cash provided by operating activities for the years ended June 30, 2009 and 2008 amounted to $481,862 and $20,677, respectively. Net cash used in investing activities for the years ended June 30, 2009 and 2008 amounted to $(386,139) and $0, respectively. Net cash provided by financing activities for the years ended June 30, 2009 and 2008 amounted to $(146,053) and $0, respectively.

Overall, we have funded all of our cash needs and no significant amount of our trade payables has been unpaid within the stated trade term. We are not subject to any unsatisfied judgments, liens or settlement obligations.

Risk Factors

An investment in our common stock being offered for resale by the selling shareholders is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risk Factors Regarding MSAH

There is no liquid trading market for MSAH shares of common stock.

There has never been a liquid public trading market in MSAH common stock and no such liquid trading market is expected to develop in the immediate future. MSAH common stock is not a suitable investment for investors who require liquidity. There can be no assurance that a significant public market for MSAH will develop or be sustained. Thus, there is a risk that you may never be able to sell your shares.

MSAH does not intend to pay any dividend for the foreseeable future.

MSAH does not anticipate paying cash dividends in the foreseeable future.  The future payment of dividends is directly dependent upon future earnings, financial requirements and other factors to be determined by MSAH’s board of directors.  MSAH anticipates any earnings that may be generated from operations will be used to finance growth and that cash dividends will not be paid to shareholders.

MSAH has incurred losses from operations and limited cash that raises substantial doubt as to whether MSAH can continue as a going concern.

As of December 31, 2008, our accumulated deficit was $156,913.  Our cash flows provided by (used in) operations were $(52,655) and $(17,834) for the years ended December 31, 2008 and December 31, 2007, respectively.  At December 31, 2007, our accumulated deficit was $22,431. We have incurred losses from operations and limited cash that raises substantial doubt as to whether we can continue as a going concern

If MSAH loses the services of a number of key employees, their business could suffer.

Our success is highly dependent upon the continued services of Eddie Cheung, who is CEO of MSAH.  We do not have a written employment agreement with Mr. Cheung but intend to execute one. The loss of his services would have a material adverse effect on MSAH and subsequently Xinsheng’s business. There can be no assurances that MSAH would be able to replace this executive in the event his services become unavailable.  MSAH does not have any key-man life insurance on any of their employees.

MSAH may need to issue more stock, which could dilute your stock.

If MSAH does not have enough capital to meet future capital requirements, they may need to conduct additional capital-raising in order to continue operations.  To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to shareholders and/or increased debt service commitments.  Accordingly, if MSAH issues additional stock, it could reduce the value of your stock.

The application of the "penny stock" rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Our common shares are thinly traded and, you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained.

Our common shares have historically been sporadically or "thinly-traded" on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for our current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes, additions or departures of our key personnel, as well as other items discussed under this "Risk Factors" section, as well as elsewhere in this Current Report. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against MSAH’s judgments of courts in the United States based on certain liability provisions of U.S. securities law and to impose liabilities against it, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature.

Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, the courts of the British Virgin Islands will recognize a foreign judgment as the basis for a claim at common law in the British Virgin Islands provided:

    •           the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

    •           the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

    •           in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

    •           recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

    •           the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

Risk Factors Regarding Xinsheng, subsidiary of HCP

Competition In The Global Market Could Negatively Impact Our Financial Results.

We operate in a competitive international environment in all of our operating segments. Pricing or product strategies pursued by competitors could negatively impact our financial results.  Increased competition from either domestic or foreign paper producers provides alternatives to the company's products. Increases in competitive production capacity, can result in sales declines from reduced shipment volume and/or lower net selling prices in order to maintain shipment volume.

Continued Adverse Developments In General Business And Economic Conditions Could Have An Adverse Effect On The Demand For Our Products And Our Financial Condition And Results Of Operation.

General economic conditions may adversely affect industrial non-durable goods production, consumer spending, commercial printing and advertising activity, and consumer confidence, all of which impact demand for our products. In addition, continued volatility in the capital and credit markets, which impacts interest rates, currency exchange rates and the availability of credit could have a material adverse effect on our business, financial condition and our results of operations.

Material Disruptions At One Of Our Manufacturing Facilities Could Negatively Impact Our Financial Results.

We operate our facilities in compliance with applicable rules and regulations and take measures to minimize the risks of disruption at our facilities. A material disruption at one of our manufacturing facilities could prevent us from meeting customer demand, reduce our sales and/or negatively impact our financial results. Any of our manufacturing facilities, or any of our machines within an otherwise operational facility, could cease operations unexpectedly due to a number of events, including:

•	unscheduled maintenance outages;

•	prolonged power failures;

•	an equipment failure;

•	a chemical spill or release;

•	explosion of a boiler;

•	the effect of a drought or reduced rainfall on its water supply;

•	labor difficulties;

•	disruptions in the transportation infrastructure, including roads, bridges, railroad tracks and tunnels;

•	fires, floods, earthquakes, hurricanes or other catastrophes;

•	terrorism or threats of terrorism;

•	domestic and international laws and regulations applicable to our Company and our business partners, including joint venture partners, around the world; and

•	other operational problems.

Any such downtime or facility damage could prevent us from meeting customer demand for our products and/or require us to make unplanned capital expenditures. If one of these machines or facilities were to incur significant downtime, our ability to meet our production targets and satisfy customer requirements could be impaired, resulting in lower sales and having a negative effect on our financial results.

We Have Been Dependent on Certain Customers

Our top five customers account for 77.3% of sales. The loss of these customers could have a material adverse effect on sales and, depending on the significance of the loss, our results of operations, financial condition or cash flows.

We compete in an industry characterized by rapid changes in consumer preferences, so our inability to continue developing products to satisfy our consumers’ changing preferences would have a material adverse effect on our sales volumes.

A decline in the consumption of our products could occur as a result of a change in consumer preferences, perceptions and spending habits at any time. Future success will depend partly on our ability to anticipate or adapt to such changes and to offer, on a timely basis, products that meet consumer preferences. Our failure to adapt our product offering to respond to such changes may result in reduced demand and lower prices for our products, resulting in a material adverse effect on our sales volumes, sales and profits.

Our current market distribution and penetration is limited as compared with the potential market and so our initial views as to customer acceptance of a particular product can be erroneous, and there can be no assurance that true market acceptance will ultimately be achieved. In addition, customer preferences are also affected by factors other than taste. If we do not adjust to respond to these and other changes in customer preferences, our sales may be adversely affected.

PRC food hygiene and safety laws may become more onerous, which may adversely affect our operations and financial performance and lead to an increase in our costs which we may be unable to pass on to our customers.

Operators within the PRC vegetable industry are subject to compliance with PRC food hygiene and safety laws and regulations. Such laws and regulations require all enterprises engaged in the production of vegetable based products to obtain a hygiene license. They also set out hygiene standards with respect to food and food additives, packaging and containers, labeling on packaging as well as hygiene requirements for food production and sites, facilities and equipment used for the transportation and the sale of food. Failure to comply with PRC food hygiene and safety laws may result in fines, suspension of operations, loss of hygiene license and, in certain cases, criminal proceedings against an enterprise and its management. Although we are in compliance with current PRC food hygiene and safety laws and regulations, in the event that such laws and regulations become more stringent or widen in scope, we may fail to comply with such laws, or if we comply, our production and distribution costs may increase, and we may be unable to pass these additional costs on to our customers.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Because substantially all of our earnings and cash assets are denominated in RMB fluctuations in the exchange rate between the U.S. dollar and the RMB will affect the relative purchasing power of our monies, our balance sheet and our earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Seasonality and Quarterly Fluctuations

The Xinsheng’s operations are affected by the growing cycle of the vegetables it processes and grows. The Xinsheng’s business can be positively or negatively affected by weather conditions nationally and the resulting impact on crop yields. Favorable weather conditions can produce high crop yields and an over-supply situation in a given year. This over-supply typically will result in depressed selling prices and reduced profitability to the Xinsheng on the inventory produced from that year’s crops. Excessive rain or drought conditions can produce low crop yields and a shortage situation. This shortage typically will result in higher selling prices and increased profitability to the Xinsheng. While the national supply situation controls the pricing, the supply can differ regionally because of variations in weather. Because many of the raw materials processed by the Xinsheng are agricultural crops, production of products using these crops is predominantly seasonal.

Adverse weather conditions, natural disasters, pestilences and other natural conditions can affect crops and other inputs, which can adversely affect our operations and our results of operations.

Vegetable farming is vulnerable to adverse weather conditions and natural disasters, such as floods, droughts, frosts, earthquakes and pestilences. Adverse weather conditions may be impacted by global warming and other factors. Adverse weather conditions and natural disasters can reduce crop size and crop quality, which in turn could reduce our supplies of raw materials, lower recoveries of usable raw materials, increase the prices of our raw materials, increase our cost of storing raw materials if harvests are accelerated and processing capacity is unavailable, or interrupt or delay our production schedules if harvests are delayed. Competing manufacturers may be affected differently by weather conditions and natural disasters depending on the location of their supplies or operations. If our supplies of raw materials are reduced, we may not be able to find enough supplemental supply sources on favorable terms, if at all, which could impact our ability to supply product to our customers and adversely affect our business, financial condition and results of operations.

Xinsheng may have difficulty managing potential growth.

Xinsheng could experience a period of significant expansion and they anticipate that further expansion will be required to address potential growth in customer base and market opportunities.  Any expansion is expected to place a significant strain on management, operational and financial resources. At the present time, Xinsheng expects it will be required to increase the number of employees during the current fiscal year.  To manage the expected growth of operations and personnel, Xinsheng will be required to improve existing and implement new transaction processing, operational and financial systems, procedures and controls, and to expand, train and manage the growing employee base.  Xinsheng also will be required to expand finance, administrative and operations staff.  Further, Xinsheng may be required to enter into relationships with various strategic partners necessary to business.  There can be no assurance that the current and planned personnel systems, procedures and controls will be adequate to support the future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that management will be able to identify, manage and exploit existing and potential strategic relationships and market opportunities.  Xinsheng’s failure to manage growth effectively could have a material adverse effect on business, results of operations and financial condition.

If appropriate opportunities present themselves, Xinsheng intends to acquire technologies, services or products that they believe are strategic.  The process of integrating an acquired technology, service or product may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of business.  Moreover, there can be no assurance that the anticipated benefits of any acquisition will be realized.

Further, acquisitions of technologies, services or products could result in potentially the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect business, results of operations and financial condition.  Any such future acquisitions of other businesses, technologies, services or products might require us to obtain additional equity or debt financing, which might not be available on terms favorable to Xinsheng, or at all, and such financing, if available, might be dilutive.

Xinsheng’s business plan is based, in part, on estimates and assumptions which may prove to be inaccurate and accordingly their business plan may not succeed.

The discussion of the business incorporates management’s current best estimate and analysis of the potential market, opportunities and difficulties that Xinsheng faces.  There can be no assurances that the underlying assumptions accurately reflect opportunities and potential for success.  Competitive and economic forces on marketing, distribution and pricing of products make forecasting of sales, revenues and costs extremely difficult and unpredictable.

Adverse changes in economic policies of the People’s Republic of China (“PRC”) government could have a material adverse effect on the overall economic growth of the PRC, which could reduce the demand for Xinsheng’s services and materially adversely affect its business.

All of Xinsheng’s assets are located in and all of its revenue is sourced from the PRC. Accordingly, Xinsheng’s business, financial condition, results of operations and prospects will be influenced to a significant degree by political, economic and social conditions in the PRC generally and by continued economic growth in the PRC as a whole.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth over the past decade, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on Xinsheng. For example, Xinsheng’s operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to it.

If shareholders sought to sue HCP or Xinsheng officers or directors, it may be difficult to obtain jurisdiction over the parties and access to the assets located in the PRC.

Because HCP and Xinsheng’s officers and directors will reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against such officers and directors by shareholders in the United States. It also is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the federal securities laws. Furthermore, because substantially all of HCP and Xinsheng’s assets are located in the PRC, it would also be extremely difficult to access those assets to satisfy an award entered against then in U.S. court.

Declining economic conditions could negatively impact our business

Our operations are affected by local, national and worldwide economic conditions.  Markets in the United States and elsewhere have been experiencing extreme volatility and disruption for more than 12 months, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally.  In recent weeks, this volatility and disruption has reached unprecedented levels.  The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding energy prices and the capital and commodity markets. While the ultimate outcome and impact of the current economic conditions cannot be predicted, a lower level of economic activity might result in a decline in energy consumption, which may adversely affect the price of oil, liquidity and future growth.  Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our current executive officers and directors have not and do not receive any compensation and have not received any restricted shares awards, options or any other payouts.

There are currently no employment agreements between Xinsheng and HCP and its executive officers and directors. We anticipate that the new executive officers and directors will execute employee agreements after Closing.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by Company.

As of August 20, 2009 MRSV had 201,962 shares of Common Stock issued and outstanding out of 175,000,000 authorized shares of Common Stock.

As of August 20, 2009 we had 3,700,000 shares of Preferred Stock issued and outstanding out of 25,000,000 authorized shares of Preferred Stock.

The classes of equity securities of MRSV issued and outstanding are Common Stock, $.001 par value, and Preferred Stock, $.001 par value. The table on the following page sets forth, as of August 20, 2009, certain information with respect to the Common Stock and Preferred Stock beneficially owned by (i) each Director, nominee and executive officers of MRSV; (ii) each person who owns beneficially more than 5% of the Common Stock; and (iii) all Directors, nominees and executive officers as a group. The percentage of shares beneficially owned is based on there having been 201,962 shares of Common Stock outstanding and 3,700,000 shares of Preferred Stock as of August 20, 2009.

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF AUGUST 20, 2009

Before Reverse Split and Closing of the Plan of Exchange

Security Ownership of Certain Beneficial Owners for Common Stock (1)(2)

Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percentage of Class

Northeast Nominee Trust 191 Chestnut Street, Springfield, MA 01103	1,500,000 (3) Indirect	7.43%
Dominican Land Trust 191 Chestnut Street, Springfield, MA 01103	1,750,000 Indirect	8.66%
Duane Bennett 191 Chestnut Street, Springfield, MA 01103	2,800,000 Direct	13.86%
Ron Campbell 1117 Merritt Street, Old Hickory, TN 37138	1,158,000	5.73%

Notes to the table:
(1)                      Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.
(2)           This table is based upon information obtained from our stock records. We believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.
(3)           The 1,500,000 shares are owned in the name of the Northeast Nominee Trust, of which Mr. Bennett is the sole trustee.  Mr. Bennett controls the voting and dispositive power for the shares held by the Northeast Nominee Trust, and he has a fiduciary duty to the beneficiaries of the Trust, who are his children, to act in their best interests with respect to the Northeast Nominee Trust.

Security Ownership of Certain Beneficial Owners for Preferred Stock

Name and Address of Beneficial Owner	Preferred Stock Beneficially Owned[1]		Percent of Class
Northeast Nominee Trust 191 Chestnut Street Springfield, MA 01103	3,600,000	(3)	97.3%
Greentree Financial Group, Inc. 7951 Southwest Sixth Street Suite 216 Plantation, Florida 33324	100,000		2.7%
 Notes to the table:
[1] Based on 3,700,000 issued and outstanding shares of preferred stock, convertible on a 10 for 1 basis.

After Reverse Split and Closing of the Plan of Exchange

Security Ownership of Certain Beneficial Owners of Common Stock

Name and Address of Beneficial Owner	Common Stock Beneficially Owned[1]	Percent of Class
Eddie Cheung [2] Unit 1005, 10/F, Tower B Hunghom Commercial Centre 37 Ma Tau Wai Road, Hunghom Kowloon, Hong Kong	32,800,000	99.38%

Notes to the table:
[1] Based on 33,001,962 (20,196,200 divided by 100 for the reverse split then added to the issuance of 32,800,000 post split shares pursuant to the POE) issued and outstanding shares of common stock after the Reverse Split and Closing of the Plan of Exchange
[2] Eddie Cheung is President, CEO, and Director of HCP.  Pursuant to a nominee agreement executed in China, Mr. Cheung will hold his shares for the benefit of Mr. Liu Shi Li, our
President.  Although Mr. Cheung is the record holder of these shares, Mr. Liu is the beneficial owner who controls all voting rights and privileges in the stock.

Security Ownership of Certain Beneficial Owners of Preferred Stock

Name and Address of Beneficial Owner	Preferred Stock Beneficially Owned[1]	Percent of Class
Eddie Cheung [2] Unit 1005, 10/F, Tower B Hunghom Commercial Centre 37 Ma Tau Wai Road, Hunghom Kowloon, Hong Kong	3,535,000	95.54%
Duane Bennett 191 Chestnut Street Springfield, MA 01103	65,000	0.00%
Greentree Financial Group, Inc. 7951 Southwest Sixth Street Suite 216 Plantation, Florida 33324	100,000	2.7%

Notes to the table:
[1] Based on 3,700,000 issued and outstanding shares of preferred stock, convertible on a 10 for 1 basis.
[2] 5,535,000 shares transferred from Duane Bennett to Eddie Cheung pursuant to the POE.  Eddie Cheung is President, CEO, and Director of HCP.  Pursuant to a nominee agreement executed in China, Mr. Cheung will hold his shares for the benefit of Mr. Liu Shi Li, our President.  Although Mr. Cheung is the record holder of these shares, Mr. Liu is the beneficial owner who controls all voting rights and privileges in the stock.

Directors and Executive Officers

A list of officers and directors of Man Shing Agricultural Holdings, Inc. appears below. The directors of MSAH are elected annually by the shareholders. The officers serve at the request of the Board of Directors. The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Company as Directors, including, but not limited to attendance at any annual or special meeting of the Board.  There are no employment contracts to compensate the officers and directors.

Name                                                      Age                                Title
Liu Shi Li                                                42                                 President
Eddie Cheung                                          39                                Chief Executive Officer
Kenny Chow                                            40                                Chief Financial Officer
Mr. Peter Cho                                         33                                Independent Director
Mr. Yang Ji                                              33                                Independent Director

President - Mr. Liu Shi Li

Mr. Liu has over 18 years of experience in the agricultural industry. He began his career with Rulin Enterprises located in Shandong province as deputy general manger in 1992. He then created Weifang Wanxin Food Co., Ltd in 1996. Mr. Liu became a Chairman of Weifang Xinsheng Food Co., Ltd in 1998. He graduated in 1991 from Shandong Economic University.

CEO - Mr. Eddie Cheung

Mr. Cheung has over 15 years of experience in corporate finance and private equity investments. He began his career with PricewaterhouseCoopers Hong Kong in 1993 before he set-up his own consulting business to provide due diligence, investment and IPO advisory services for Chinese enterprises. Mr. Cheung became Chief Executive Officer of Weifang Xinsheng Food Co., Ltd in 2008. Mr. Cheung graduated in 1993 from Cardiff Business School, University of Wales in the United Kingdom with a degree in Accounting.

CFO - Mr. Kenny Chow

Mr. Chow has over 15 years of experience in finance and accounting working both for PricewaterhouseCoopers Hong Kong and various public companies listed on the Hong Kong Stock Exchange. After he has finished his career with PricewaterhouseCoopers Hong Kong, Mr. Chow became Chief Financial Officer of Weifang Xinsheng Food Co., Ltd in 2009. Mr. Chow obtained his Master of Corporate Governance degree from The Hong Kong Polytechnic University. Mr. Chow obtained his Bachelor of Commerce Degree from The Australian National University in Australia.

Independent director - Mr. Peter Cho (Age 33)

Mr. Cho Chun Wai, Peter has been working in the accounting and finance field for various companies for more than ten years. Mr. Cho is currently working for a Hong Kong listed company as the Finance Manager and an Independent Non-Executive Director of another Hong Kong listed company. Mr. Cho obtained his Master Degree of Corporate Finance and Bachelors Degree in Accounting from The Hong Kong Polytechnic University. He is a qualified accountant and a fellow member of the Hong Kong Institute of Certified Public Accountants (HKICPA). He is also a part-time tutor at Hong Kong Open University and a workshop facilitator and marketer of the "Qualification Program" which is held by HKICPA.

Independent director - Mr. Yang Ji (Age 33)

Mr. Yang Ji is a Certified Information System Auditor ("CISA") and a member of the Institute of Internal Auditors ("IIA"). Mr. Yang obtained his bachelors degree in Accounting, Finance and Economics from the University of Essex in the United Kingdom. Mr. Yang has over 10 years of professional experience gained from providing financial and operational advisory services for the top 10 international accounting firms. Mr. Yang’s experience includes Merger & Acquisition advisory to industries covering Trading, Chemical, Manufacturing, Pharmaceutical and Internet Services. He has also provided risk management, internal control, operational and cost control advisories to companies listed in the US, Europe, Korea, Singapore, China and Hong Kong.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control persons of our company has been involved during the last five years in any of the following events that are material to an evaluation of his ability or integrity:

·	Bankruptcy petitions filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

·	Conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

·
Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring or suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or

·
Being found by a court of competition jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Meetings of Our Board of Directors

The Registrant’s Board of Directors took all actions by unanimous written consent without a meeting during the fiscal year ended June 30, 2009. HCP’s Board of Directors held no formal meetings during the period commencing on January 1, 2009 and ending on August 20, 2009.

Board Committees

Audit Committee. The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s Board of Directors the engagement of independent auditors to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. The Company intends to establish a compensation committee of the board of directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Director Compensation

The Board authorized the issuance of up to 2,000,000 shares of the common stock to certain employees, officers, directors and consultants of the Registrant.  The plan was filed as Exhibit 10.1 to the Registration Statement on Form S-8 filed on November 4, 2008 under the Securities Act of 1933 which is incorporated by reference. The Company issued 500,000 shares to Duane Bennett, and 500,000 to Greentree Financial Group Inc. pursuant to the November 4, 2008 plan.

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s Chief Executive Officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year As of August 20, 2009	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Nonquali- fied Deferred Compensa- tion Earnings ($)	All Other Compensa- tion ($)	Total ($)
Liu Shi Li President	2009	-	-	-	-	-	-	-	-
Eddie Cheung CEO	2009	-	-	-	-	-	-	-	-
Kenny Chow CFO	2009	-	-	-	-	-	-	-	-
Peter Cho Independent Director	2009	-	-	-	-	-	-	-	-
Yang Ji Independent Director	2009	-	-	-	-	-	-	-	-
Duane Bennett Former President & Director	2009 2008 2007	- - -	- - -	- 20,000 -	- - -	- - -	- - -	- - -	- 20,000 -

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the year ended December 31, 2008.

During the year ended December 31, 2008, none of the named executive officers exercised any stock options.

Employment Agreements

The Company has no employment agreements with any of its employees.

Equity Compensation Plan Information

The Board authorized the issuance of up to 2,000,000 shares of the common stock to certain employees, officers, directors and consultants of the Registrant.  The plan was filed as Exhibit 10.1 to the Registration Statement on Form S-8 filed on November 4, 2008 under the Securities Act of 1933 which is incorporated by reference. The Company issued 500,000 shares to Duane Bennett, and 500,000 to Greentree Financial Group Inc. pursuant to the November 4, 2008 plan.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance insuring directors and officers against liability; however, the Company is in the process of investigating the availability of such insurance.

Certain Relationships and Related Transactions

Pursuant to the terms of the POE executed on August 20, 2009 by and among MSAH, HCP, and Xinsheng certain transactions have been negotiated which will likely provide substantial consideration and monetary gain to Duane Bennett and/or the Northeast Nominee Trust to which Duane Bennett is the sole trustee.  We have a policy in place whereby we require the board of directors’ approval for material related party transactions. Mr. Bennett, as sole director, may approve all material related party transactions, including transactions in which he is a party.  However, as trustee for the Company’s majority shareholder, the Northeast Nominee Trust, Mr. Bennett has a fiduciary duty to act in the best interests of the Northeast Nominee Trust beneficiaries, his children.  We believe that all of our related party transactions were done on terms that would have been similar if we conducted them with unrelated third parties.

Under the terms of the POE, MSAH shall acquire one hundred percent (100%) of the issued and outstanding share capital of HCP from the HCP Shareholders in exchange for a new issuance 32,800,000 shares of common stock of MSAH and the simultaneous transfer of 3,535,000 shares of MSAH preferred stock to the HCP shareholders, held in the name of the Northeast Nominee Trust (Duane Bennett, President of MSAH as trustee).

The POE states that HCP and MSAH shall have secured shareholder approval for this transaction, if required, in accordance with the laws of its place of incorporation and its constituent documents and the board of directors of each of HCP and MSAH shall have approved the transaction and the Agreement, in accordance with the laws of its place of incorporation and its constituent documents. Each party shall have furnished to the other party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction. If either party determines that there is a reason not to complete the POE as a result of their due diligence examination, then they must give written notice to the other party prior to the expiration of the due diligence examination period. Subsequent to closing of the POE, MSAH shall beneficially own 100% of the issued and outstanding shares of HCP.  Immediately upon the Closing date (as defined in the POE), MSAH shall issue to the shareholders of HCP 32,800,000 new investment shares of MSAH Common Stock and simultaneously transfer 3,535,000 shares of MSAH Preferred Stock to the HCP shareholders, held in the name of the Northeast Nominee Trust (Duane Bennett, President of MSAH as trustee), in exchange for 100% of the capital stock of HCP, which will give the HCP shareholders an interest in MSAH representing 99.38% of the issued and outstanding shares, after closing. MSAH and HCP shall reorganize, such that MSAH shall acquire 100% the capital stock of HCP, and HCP shall become a wholly-owned subsidiary of MSAH. Within 60 days upon the effective date of the Plan, MSAH shall issue 32,800,000 new investment shares of Common Stock of MSAH to the HCP shareholders. Xinsheng is currently a wholly-owned subsidiary of HCP and after the post share exchange, Xinsheng will become a wholly-owned indirect subsidiary of MSAH operating under the name “Weifang Xinsheng Food Co., Ltd.” a Company organized and existing under the laws of the People’s Republic of China.

In 2009, we issued 2,300,000 common shares to Duane Bennett for his services to the Company as President.  These shares were valued at $.04 as of the date of issuance, yielding an aggregate expense of $92,000. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2009, we issued 1,500,000 common shares to Northeast Nominee Trust, Duane Bennett trustee, for his services to the Company as President.  These shares were valued at $.04 as of the date of issuance, yielding an aggregate expense of $60,000. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Description of Securities

Market For MSAH Common Equity, Related Stockholder Matters And Issuer Purchases Of Equity Securities

Our common stock is traded the Over-The-Counter Bulletin Board under the symbol “MRSV.” The Over-The-Counter Bulletin Board is a quotation medium for subscribing members only. And only market makers can apply to quote securities on the Over-The-Counter Bulletin Board. Trading in the common stock in the over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. Further, these prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions. The following tables set forth the high and low sale prices for our common stock as reported on the Electronic Bulletin Board for the periods indicated.

2009                                                                                                                                                                High                  Low

Quarter Ended June 30, 2009                                                                                                                     $    .01                 $ .01
Interim period Ending August 20, 2009                                                                                                    $    .04                 $ .01

*Our stock commenced trading on April 29, 2009

A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Shares Eligible for Future Sale

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated with our affiliates, who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for at least six months may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

Common and Preferred Stock

We are authorized to issue 175,000,000 shares of common stock and 25,000,000 shares of preferred stock, each with a par value of $.001 per share. The preferred shares are convertible into common shares on a one for ten convertible basis. As of August 20, 2009 there were 201,962 common shares issued and outstanding and 3,700,000 shares of convertible preferred stock outstanding. All shares of stock outstanding are validly issued, fully paid and non-assessable.

We had 148 shareholders of record as of August 20, 2009.

Voting Rights

Each share of common stock entitles the holder to one vote at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Dividends

Holders of record of shares of common stock are entitled to receive dividends when and if declared by the board of directors out of funds of the company legally available therefor.

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

Dividend Policy

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained to develop our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Our Shares are "Penny Stocks" within the Meaning of the Securities Exchange Act of 1934

Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account’s value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of Selling Security Holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with concomitant adverse affects on the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Liquidation Rights

Upon any liquidation, dissolution or winding up, holders of shares of common stock are entitled to receive pro rata all of the assets of the company available for distribution to shareholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of Preferred Stock.

Preemptive Rights

Holders of common stock have no preemptive or other subscription rights, conversion rights, or redemption provisions.

Registrar and Transfer Agent

Guardian Registrar & Transfer, Inc., 7951 S.W. 6th Street, Suite 216, Plantation, FL 33324 is our transfer agent and registrar of our common stock. Its telephone number is (954) 915-0105.

Miscellaneous Rights and Provisions

Holders of common stock have no preemptive. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

There is no provision in our charter or by-laws that would delay, defer, or prevent a change in our control.

Debt Securities

We have not issued any debt securities.

Securities Authorized for Issuance under Equity Compensation Plans

The Board authorized the issuance of up to 2,000,000 shares of the common stock to certain employees, officers, directors and consultants of the Registrant.  The plan was filed as Exhibit 10.1 to the Registration Statement on Form S-8 filed on November 4, 2008 under the Securities Act of 1933 which is incorporated by reference. The Company issued 500,000 shares to Duane Bennett, and 500,000 to Greentree Financial Group Inc. pursuant to the November 4, 2008 plan.

Submission of Matters to a Vote of Security Holders

On August 6, 2009 we filed a Definitive 14C Information Statement with the Securities and Exchange commission announcing that the holders of a majority of our outstanding common stock, owning approximately 64.1% of the outstanding shares of our common stock, executed a written consent in favor of changing the corporate name of Montgomery Real Estate Service, Inc. to Man Shing Agricultural Holdings, Inc. and authorizing the Board of Directors of Montgomery Real Estate Service, Inc. to effect a 1 for 100 reverse split. This Definitive 14C Information Statement filed with the Commission on August 6, 2009 is hereby incorporated by reference.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

In 2009, we issued 4,960,000 common shares to 12 consultants for consulting services rendered. These shares were valued at $.04 as of the date of issuance, yielding an aggregate expense of $198,400. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2009, we issued 2,300,000 common shares to Duane Bennett for his services to the Company as President.  These shares were valued at $.04 as of the date of issuance, yielding an aggregate expense of $92,000. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2009, we issued 1,500,000 common shares to Northeast Nominee Trust, Duane Bennett trustee, for his services to the Company as President.  These shares were valued at $.04 as of the date of issuance, yielding an aggregate expense of $60,000. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2009, we issued 200,000 common shares to Richard Rousakis. He bought 200,000 shares of common stock for $25,000.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2009, we issued 100,000 preferred shares to Greentree Financial Group, Inc. for consulting services rendered. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Purchases of Equity Securities by the Small Business Issuer and Affiliated Purchasers

None.

Holders

As of August 20, 2009 there were 148 holders of record of our common stock.

 Indemnification of Directors and Officers

Under Nevada law, a Company may indemnify its officers, directors, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended. Those circumstances include that an officer, director, employee or agent may be indemnified if the person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The By-Laws of Man Shing Agricultural Holdings, Inc. (F/K/A Montgomery Real Estate Service, Inc.) provides that the Board of Directors shall have authority to fix the compensation of directors from time to time.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

The effect of indemnification may be to limit the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of Man Shing Agricultural Holdings, Inc. (F/K/A Montgomery Real Estate Service, Inc.) to recover monetary damages and expenses against a director for breach of fiduciary duty.

 Item 3.02                      Unregistered Sales of Equity Securities

As of August 20, 2009, MSAH, Duane Bennett, a Director and beneficial owner of a majority of the outstanding shares of common stock of MSAH, HCP and the HCP Shareholders, and Xinsheng and the Xinsheng Shareholders and entered into a Plan of Exchange.

The terms of the Plan of Exchange are set forth in Item 2.01 of this Current Report on Form 8-K and the Plan of Exchange is attached hereto as Exhibit 10.1.

Pursuant to the POE and as of closing of the POE, MSAH has or will control 100% of the issued and outstanding shares of HCP.  As of the Closing date, MSAH shall have issued to the HCP shareholders 32,800,000 new investment shares of Common Stock of MSAH and simultaneously transfer 3,535,000 shares of convertible preferred stock (convertible at a rate of 10 for 1), held in the name of Duane Bennett (our President), in exchange for 100% of the capital stock of HCP. MSAH and HCP will be reorganized, such that MSAH will acquire 100% the capital stock of HCP, and HCP shall be a wholly-owned subsidiary of MSAH.  Xinsheng is currently a wholly-owned subsidiary of HCP and post share exchange, Xinsheng shall be a wholly-owned indirect subsidiary of MSAH operating under the name “Weifang Xinsheng Food Co., Ltd.” a Company organized and existing under the laws of the People’s Republic of China.

In connection with POE we shall issue 32,800,000 common stock shares to Mr. Eddie Cheung, the sole shareholder of HCP.  Eddie Cheung is President, CEO, and Director of HCP.  Pursuant to a nominee agreement executed in China, Mr. Cheung will hold his shares for the benefit of Mr. Liu Shi Li, our President.  Although Mr. Cheung is the record holder of these shares, Mr. Liu is the beneficial owner who controls all voting rights and privileges in the stock.  The shares shall be issued in reliance on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation S promulgated thereunder. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations;  (7) the offeree is not a citizen of the United States and will not participate in an directed selling efforts or hedging transactions; and (8) the negotiations for the sale of the stock took place directly between the offeree and our management.

Item 5.01                      Changes in Control of Registrant

The information provided in Item 1.01 and Item 5.02 is hereby incorporated by reference herein.

Upon closing of the POE, MSAH shall issue to the HCP Shareholders 32,800,000 new investment shares of Common Stock of MSAH and transfer 3,535,000 shares of MSAH convertible Preferred Stock (convertible at a rate of 10 for 1) to the HCP Shareholders in exchange for 100% of the capital stock of HCP, which will give the HCP shareholders an interest in MSAH representing approximately 99.38% of the issued and outstanding shares on a fully diluted basis and shall cause a change in control of the Registrant.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As a result of the exchange of a majority of MSAH common and preferred stock for all of the share capital of HCP, HCP has acquired majority control of the outstanding common stock of MSAH and has appointed its candidates to the Board of Directors at closing.

Pursuant to the written consent of the Board of Directors in lieu of meeting prepared on August 21, 2009, the board of directors of the Company accepted the resignation of Mr. Duane Bennett, President and Director of Man Shing Agricultural Holdings, Inc. The board appointed Liu Shi Li as President, Eddie Cheung as Chief Executive Officer, and Kenny Chow as Chief Financial Officer. The Board also appointed Mr. Peter Cho and Mr. Yang Ji as independent directors of the Company. These appointments are effective as of August 31, 2009.

Item 5.03                      Change in Fiscal Year

After the closing of the POE, our fiscal year will change from December 31 to June 30. Man Shing Agricultural Holdings, Inc. (F/K/A Montgomery Real Estate Service, Inc.) has a fiscal year ending December 31, however, after Closing of the POE the Company intends to use Hero Capital Profits Ltd.’s June 30 as their fiscal year end.

Item 5.06                      Change in Shell Company Status

Although we strongly believe that our Company would not be considered a “shell” as that term is defined from time to time by the Commission, if we are deemed as such, as a result of the consummation of the transactions contemplated by the Plan of Exchange, Man Shing Agricultural Holdings, Inc. (F/K/A Montgomery Real Estate Service, Inc.) believes that it will no longer be a “shell company;” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01                      Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), HCP Balance Sheets as of June 30, 2009 and the related statements of operations, shareholders' equity and cash flows since inception ended June 30, 2009 have been attached as Exhibit 99.1 hereto.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

3.1         Articles of InCompany of Man Shing Agricultural Holdings, Inc*
3.2         Bylaws of Man Shing Agricultural Holdings, Inc.*
10.1	Plan of Exchange between Man Shing Agricultural Holdings, Inc. and Hero Capital Profits Limited
10.2	Factory Building Lease Agreement
10.3	Farmland Undertaking Agreement
99.1       Consolidate Financial Statements of Hero Capital Profits Limited
99.2
(a) MSAH’s Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2009.
(b) MSAH’s Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended June 30, 2009.
(c) MSAH’s Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended June 30, 2008.

*Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 20, 2009	MAN SHING AGIRCULTURAL HOLDINGS, INC. (F/K/A MONTGOMERY REAL ESTATE SERVICE, INC.)

	By:	/s/ Duane Bennett
Duane Bennett
Chief Executive Officer